                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                          Irwin Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Irwin Financial Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

Irwin Financial Corporation   500 Washington Street, Columbus, Indiana 47201
--------------------------------------------------------------------------------
                                         March 29, 2002

Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------
To the Shareholders:
                  The Annual Meeting of Shareholders of Irwin Financial Corporation will be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 25, 2002, at 4:00 p.m., Columbus time, for the following purposes:

               1. to elect three Directors to serve on the Board for three-year terms;

               2. to hear such reports as may be presented; and

               3. to transact such other business as may properly come before the meeting or any adjournment thereof.

                  Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m. Following the meeting, refreshments will be served.

                  I encourage you to date, sign, and mail the enclosed proxy in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                  Enclosed with this notice are our Annual Report to Shareholders for 2001, our Annual Report on Form 10-K and Proxy Statement.

                  Matt Souza, Secretary

Proxy Statement of Irwin Financial Corporation
--------------------------------------------------------------------------------
                  For Annual Meeting of Shareholders to be held April 25, 2002

General Information
--------------------------------------------------------------------------------

                  We are providing this proxy statement and the accompanying form of proxy in connection with the solicitation by our Board of Directors of proxies to be used at our Annual Meeting of Shareholders on Thursday, April 25, 2002, at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, at 4:00 p.m., Columbus time, or any adjournment thereof.

                  We will bear the costs of the solicitation of proxies in the accompanying form. The solicitation of proxies will be limited to the use of the mails.

                  A shareholder who signs and returns a proxy in such form will have the power to revoke it at any time before it is exercised by giving notice of revocation to our Secretary. All shares represented by the accompanying proxy, if the proxy is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder's vote, then the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

                  Our main offices are located at 500 Washington Street, Columbus, Indiana 47201.

                  This proxy statement will be mailed to shareholders on or about March 29, 2002.

                           1.

Voting Securities and Principal Holders
--------------------------------------------------------------------------------

                  Only shareholders of record at the close of business on March 11, 2002, will be entitled to vote. On March 11, 2002, there were 27,534,021 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the meeting.

                  The following information is given as of March 11, 2002, for persons known by management to beneficially own more than 5% of our common shares. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

                        -------------------------------------------------------------------------------------------
                                                                                 Amount and Nature
                        Name and Address                                           of Beneficial      Percentage of
                        of Beneficial Owner                                          Ownership          Ownership
                        -------------------------------------------------------------------------------------------
                        IFC Trust Under Trust Agreement dated 6/29/90,
                        Clementine M. Tangeman, Donor, Irwin Miller,
                        Trustee
                        301 Washington Street
                        Columbus, Indiana                                           5,160,592(1)          18.74%

                        Irwin Miller
                        301 Washington Street
                        Columbus, Indiana                                         5,310,358(1,2)          19.29%

                        William I. Miller
                        500 Washington Street
                        Columbus, Indiana                                        10,869,523(1,3)          39.45%
                        ------------------------------------------------------------------------------------------

                1. Certain shares owned by the IFC Trust (5,160,592 shares, which were donated to the Trust by the Estate of Mrs. Clementine Tangeman) and Mr. Irwin Miller (5,160,544 shares) are subject to an irrevocable proxy held by Mr. William I. Miller to vote such shares. Mr. William I. Miller holds a right to acquire these same 10,321,136 shares, pursuant to options purchased by Mr. Miller from Mrs. Clementine Tangeman and Mr. Irwin Miller, within 60 days of March 11, 2002, but subject to certain contingencies.

                2. Includes 132,535 shares owned by Mr. Irwin Miller's wife,
                   Xenia S. Miller, as to which Mr. Miller holds no voting or investment power and for which Mr. Miller expressly disclaims any beneficial interest; 15,310 shares as to which Mr. Miller holds voting and investment power; and 1,969 shares that Mr. Miller has the right to acquire within 60 days of March 11, 2002 through the exercise of stock options.

                3. See Footnote 1 above. Includes 138,945 shares as to which Mr.
                   Miller holds voting and investment power; 22,812 shares for which Mr. Miller is the custodian of on behalf of his children and for which Mr. Miller expressly disclaims any beneficial interest; 10,055 shares that are held in the 1998 William I. Miller Annual Exclusion Trust, Lynne M. Maguire, Trustee, for which Mr. Miller expressly disclaims any beneficial interest; and 376,575 shares that Mr. Miller has the right to acquire within 60 days of March 11, 2002 through the exercise of stock options.

                           2.

Security Ownership of Management
--------------------------------------------------------------------------------

                  The following information about the ownership of our common shares is given as of March 11, 2002 for our director nominees, directors and certain executive officers, individually, and all our director nominees, directors and executive officers as a group.

--------------------------------------------------------------------------------

                        Name of                            Amount and Nature of
                        Beneficial Owner                 Beneficial Ownership(3,4)      % of Common Shares
                        ----------------------------------------------------------------------------------
                        William I. Miller(2,6)                  10,869,523(1)                 39.45%
                        John A. Nash(2,6)                          574,798                     2.07%
                        Theodore M. Solso(2)                        39,854                        *



                        Sally A. Dean(2)                            23,216                        *
                        David W. Goodrich(2)                        21,170                        *
                        John T. Hackett(2)                          38,633                        *
                        William H. Kling(2)                         17,755                        *
                        Brenda J. Lauderback(2)                     13,124                        *
                        John C. McGinty, Jr.(2)                     20,185                        *
                        Lance R. Odden(2)                           23,768                        *



                        Elena Delgado(6,7)                          23,577                        *
                        Robert H. Griffith(6)                       22,317                        *
                        Thomas D. Washburn(6)                      144,846                        *



                        Directors and Executive
                        Officers as a Group (25
                        persons)                                12,169,656(5)                 44.15%
                        ----------------------------------------------------------------------------------

                *  Less than 1%

                1. See Footnotes 1 and 2 to the table under "Principal
                   Shareholders."

                2. Director.

                3. For directors, Dean (3,908 shares), Hackett (5,443 shares),
                   Kling (4,930 shares), McGinty (6,331 shares), Odden (5,485 shares) and Solso (4,476 shares), includes shares as to which the director holds sole voting power but no investment power under our Outside Director Restricted Stock Compensation Plans.

                4. Includes shares that the following directors and executive officers have the right to acquire within 60 days of March 11, 2002 through the exercise of stock options: Dean (9,328 shares), Goodrich (7,585 shares), Hackett (6,050 shares), Kling (6,650 shares), Lauderback (10,836 shares), McGinty (7,585 shares), Odden (7,585 shares), Solso (7,265 shares), Miller (376,575 shares), Nash (255,550 shares), Delgado (19,800 shares), Griffith (11,970 shares), and Washburn (111,765 shares).

                5. Includes shares that the other executive officers have a right to acquire within 60 days of March 11, 2002 through the exercise of stock options (288,162 shares). See also Footnote 4 above.

                6. Executive officer.

                7. Ms. Delgado is the President of Irwin Home Equity, a
                   subsidiary of Irwin Union Bank and Trust Company, which is one of our subsidiaries. She owns 5% of the common stock of Irwin Home Equity. Her ownership in Irwin Home Equity, together with the rights under her shareholder agreement, in effect provides Ms. Delgado with a 5% interest, net of our preferred interest, in the value of the home equity line of business conducted jointly by Irwin Home Equity and Irwin Union Bank and Trust.

                           3.

Election of Directors
--------------------------------------------------------------------------------

                  Three directors are to be elected to our Board of Directors at the Annual Meeting in 2002. Proxies granted for use at the Annual Meeting cannot be voted for more than three nominees.

                  Our Board of Directors currently consists of 10 members divided into three classes of directors who are elected to hold office for staggered terms of one, two or three years, as provided in our by-laws. Directors Miller, Nash and Solso currently are serving a one-year term, which expires in 2002; Directors Goodrich, Hackett, Lauderback and McGinty are serving a two-year term, which expires in 2003; and Directors Dean, Kling and Odden are serving a three-year term, which expires in 2004.

                  The three nominees being proposed for election at the Annual Meeting to serve a three-year term of office are William I. Miller, John A. Nash, and Theodore M. Solso.

                  The persons named as Proxies in the accompanying form of proxy will, unless otherwise indicated in the form of proxy, vote the shares covered by proxies for the election of nominees Miller, Nash and Solso, included in the following table. Management has no reason to believe that any of the nominees will be unable to serve. However, should a nominee for director become unavailable for election, and unless the Board of Directors or the Executive Committee reduces the size of the Board to a number equal to the number of nominees who are able and willing to serve, the persons named in the accompanying form of proxy will vote for a substitute who will be designated by the Board of Directors or the Executive Committee.

                  The following table sets forth, as of March 11, 2002, the name; year in which the nominee or current director was first elected as a director; for nominee directors, expiration of term if elected to a three-year term at this year's annual meeting; for current directors, expiration of the director's current term; principal occupation for the past five years of each nominee director or current director; the percentage of the total number of meetings of our Board of Directors and meetings of committees of our Board of which the director is a member attended by each director during 2001; all other directorships or other positions held by each nominee in other corporations subject to the reporting requirements of the Securities Exchange Act of 1934 and in any investment company; and the director's age. There are no family relationships among any of the director nominees or executive officers.

                           4.

                  DIRECTOR NOMINEES:

                         ---------------------------------------------------------------------------------------

[William I. Miller]      William I. Miller*
                         (Director since 1985; expiration of term 2005)
                         Mr. Miller has been our Chairman since August 1990. He is a director of Cummins Inc.,
                         The Tennant Company, the New Perspective Fund, Inc. and the New World Fund, Inc. of the
                         American Funds family of the Capital Group. He is a trustee of EuroPacific Growth Fund of the American Funds family of the Capital Group. He also serves as a trustee of The
                         Taft School and of the National Building Museum. In 2001, Mr. Miller attended 100% of our Board and Committee meetings of which he is a member. Age 45.
                         ---------------------------------------------------------------------------------------

[John A. Nash]           John A. Nash*
                         (Director since 1972; expiration of term 2005)
                         Mr. Nash is Chairman of the Executive Committee and has been our President since August
                         1990. He is chairman of the Board of Trustees of Columbus Regional Hospital. In 2001,
                         Mr. Nash attended 100% of our Board and Committee meetings of which he is a member. Age
                         64.
                         ---------------------------------------------------------------------------------------

[Theodore M. Solso]      Theodore M. Solso*
                         (Director since 1993; expiration of term 2005)
                         Mr. Solso has been the Chairman and Chief Executive Officer of Cummins Inc. since
                         January 2000. He served as President and Chief Operating Officer of Cummins from 1995 to 2000. He is a director of the Ashland Company and Cummins Inc., and a trustee of
                         DePauw University. In 2001, Mr. Solso attended 86% of our Board and Committee meetings of which he is a member. Age 55.
                         ---------------------------------------------------------------------------------------

                         CURRENT DIRECTORS:
                         ---------------------------------------------------------------------------------------
[Sally A. Dean]          Sally A. Dean
                         (Director since 1995; expiration of term 2004)
                         Ms. Dean is a retired Senior Vice President of Dillon, Read & Co. Inc. (investment bank, which is now part of UBS Warburg). She serves as Chairman of the Paideia School
                         Endowment Board and is former President of the Board of Trustees, Randolph-Macon
                         Woman's College, where she is a member of the investment committee. In 2001, Ms. Dean attended 95% of our Board and Committee meetings of which she is a member. Age 53.
                         ---------------------------------------------------------------------------------------

                           5.

[David W. Goodrich]      David W. Goodrich
                         (Director since 1986; expiration of term 2003)
                         Mr. Goodrich has been President and Chief Executive Officer of Central Indiana Corporate
                         Partnership since June 1999. He was the former President of the Indianapolis, Indiana
                         Colliers Turley Martin Tucker Company (a realty company) from May 1998 to July 1999. He is
                         Chairman of the Board of Citizens Gas and Coke Utility and a director of Clarian Health
                         Partners, Inc. and American United Life Insurance Company. In 2001, Mr. Goodrich attended
                         100% of our Board and Committee meetings of which he is a member. Age 54.
                         ------------------------------------------------------------------------------------------

[John T. Hackett]        John T. Hackett*
                         (Director since 1981; expiration of term 2003)
                         Mr. Hackett was Managing General Partner of CID Equity Partners, L.P. (a private equity investment partnership) since 1991, retiring from that position at the end of 2001. He is a director of the Wabash National Corp. and the Ball Corporation. In 2001, Mr. Hackett
                         attended 87% of our Board and Committee meetings of which he is a member. Age 69.
                         ------------------------------------------------------------------------------------------
[William H. Kling]       William H. Kling
                         (Director since 1993; expiration of term 2004)
                         Mr. Kling has been President and Chief Executive Officer of the American Public Media
                         Group ("APMG") since 2000. APMG is the parent company of Minnesota Public Radio, Southern
                         California Public Radio and the Greenspring Company (a diversified media company). Mr.
                         Kling became President of Minnesota Public Radio (a regional network of 31 public radio stations) in 1966. In 1987, he became the President of the Greenspring Company. He is a director of The St. Paul Companies, The Wenger Corporation, AT&T Cable of St. Paul and
                         several funds of the American Funds family of the Capital Group. In 2001, Mr. Kling attended 100% of our Board and Committee meetings of which he is a member. Age 59.
                         ------------------------------------------------------------------------------------------

[Brenda J. Lauderback]   Brenda J. Lauderback
                         (Director since 1996; expiration of term 2003)
                         Ms. Lauderback was former President of the Retail and Wholesale Group of the Nine West
                         Group, Inc. from May 1995 until January 1998. She is a director of Big Lots, Inc.
                         (formerly Consolidated Stores) and Louisiana-Pacific Corporation. She is a trustee for the
                         Hord Foundation. In 2001, Ms. Lauderback attended 94% of our Board and Committee meetings of which she is a member. Age 51.
                         ------------------------------------------------------------------------------------------

                           6.

[John C. McGinty, Jr.]   John C. McGinty, Jr.*
                         (Director since 1991; expiration of term 2003)
                         Mr. McGinty has been the President of Peregrine Associates, Inc. (a healthcare, governance, and leadership consulting firm) since 1997. He has been the Managing
                         Director of The Greeley Company (a healthcare leadership consulting, strategic planning, education, and publications firm) since 1997, and was a part-time faculty member at Indiana University from 1997 to 2001. From 1986 to 1997, Mr. McGinty was the
                         President and Chief Executive Officer of Southeastern Indiana Health Management, Inc.
                         and Columbus Regional Hospital. In 2001, Mr. McGinty attended 100% of our Board and
                         Committee meetings of which he is a member. Age 52.
                         ---------------------------------------------------------------------------------------

[Lance R. Odden]         Lance R. Odden
                         (Director since 1991; expiration of term 2004)
                         Mr. Odden retired as Head Master of The Taft School (a private educational institution)
                         in June 2001, having served in that capacity since 1972. Mr. Odden serves as an advisor to Warburg Pincus and is a trustee of the Thatcher School and a director of the
                         Chancellor Beacon Academies. In 2001, Mr. Odden attended 91% of our Board and Committee meetings of which he is a member. Age 62.
                         ---------------------------------------------------------------------------------------

                * Member of the Executive Committee.

Compliance with Section 16(a) OF THE SECURITIES ACT OF 1934
--------------------------------------------------------------------------------

                  There are no material proceedings to which any of our directors, executive officers, or affiliates, any owner of record or beneficial owner of more than 5% of any class of our voting securities, or any associate of any such director, executive officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries, nor does any such person have a material interest adverse to us or any of our subsidiaries.

                  Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and our other equity securities. Executive officers, directors, and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

                  To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% shareholders for fiscal 2001 were met, with the exception of a purchase by Mr. Theodore M. Solso, Director, of 200 shares in May 1999 which was inadvertently not reported. When this oversight was discovered in 2001, Mr. Solso immediately reported the transaction.

                           7.

Director Meetings and Committees
--------------------------------------------------------------------------------

                  The Board of Directors of the Corporation held seven meetings during 2001.

                  We have appointed certain members of our Board to serve on various committees of our Board of Directors. Our Board of Directors has established four standing committees: (1) the Audit Committee; (2) the Compensation Committee; (3) the Governance Committee; and (4) the Executive Committee.

                  AUDIT COMMITTEE

                  The Audit Committee has primary responsibility for recommending the firm to be employed as our independent auditors; consulting with the independent auditors regarding the plan of audit; reviewing, in consultation with the independent auditors, the report of audit, or proposed report of audit, and the accompanying management letter, if any; reviewing and directing the work performed by our internal audit department; reviewing regulatory examination reports received by us and our subsidiaries; and consulting with the independent and internal auditors about the adequacy of internal controls. The members of the Audit Committee are directors Dean, Hackett, Lauderback and McGinty. The Committee held nine meetings during 2001.

                  COMPENSATION COMMITTEE

                  The Compensation Committee reviews and considers recommendations from management concerning our executive compensation policies, employee benefit plans, and salary administration program, including reviewing annually the total compensation and recommended adjustments for all of our officers and the officers of our subsidiaries. This Committee administers the short-term and long-term management incentive plans and the existing stock option and employee savings plans. The deliberations of the Committee are reported to the Board of Directors for review and approval. The members of the Compensation Committee are directors Dean, Goodrich and Kling. The Committee held three meetings in 2001.

                  GOVERNANCE COMMITTEE

                  The Governance Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, desired areas of community and business representation, size of the Board of Directors and the terms of its members, director compensation, and the retirement policy for directors. On the basis of these general determinations, this committee recommends qualified individuals to serve as directors. Shareholder recommendations for nominees will be accepted by this Committee; however, no formal procedures have been developed to consider such recommendations. The members of the Governance Committee are directors Goodrich, McGinty, Miller, Nash and Odden. The Committee held four meetings in 2001.

                           8.

                  EXECUTIVE COMMITTEE

                  The Executive Committee acts on the Board of Directors' behalf at such times as may be designated by the Board of Directors to conduct the business of the Board of Directors, subject to limitations imposed by law, our articles, our by-laws or resolutions of our Board of Directors. The members of the Executive Committee are directors Hackett, McGinty, Miller, Nash and Solso. The Committee held no meetings in 2001.

Outside Director Compensation
--------------------------------------------------------------------------------

                  Under the outside directors' fee schedule, from January 1, 2001 to December 31, 2001, each of our outside directors earned a retainer of $45,000, $25,000 of which was paid in the form of stock options. In 2002, the directors will earn a retainer fee of $50,000, $25,000 of which will be paid in the form of stock options. The remainder of the retainer is payable in cash, additional stock options, or in common shares issued under our 1999 Outside Director Restricted Stock Compensation Plan. During 2001, options were granted to our outside directors to purchase an aggregate of 19,200 common shares at a per share exercise price of $21.38. Options to purchase a total of 26,400 common shares have been issued to our outside directors in 2002, representing $25,000 of each director's retainer fee for 2002.

                  In addition to the annual retainer described above, in 2001, our outside directors received $1,000 for attending each meeting of our Board of Directors and $1,000 for attendance at each meeting of a committee of our Board of Directors. The committee chairpersons also received an additional retainer of $3,000. In 2002, members of the Audit Committee will receive $2,000 for each meeting attended.

                  The 1999 Outside Director Restricted Stock Compensation Plan covers only our non-employee directors and the non-employee directors of our subsidiaries, allowing an outside director to elect to receive the remainder of his or her annual retainer fees ($20,000 in 2001, $25,000 in 2002) and/or meeting attendance fees (collectively, director fees) in the form of common shares rather than in cash, with a market value equivalent to the cash value of the fees. The outside director plan allows the grant of up to 100,000 common shares through December 31, 2009. Grants under the outside director plan may be for one or more years of future service. The common shares granted under the outside director plan are subject to forfeiture on a pro rata basis if the outside director recipient does not serve until the end of the outside director plan year to which the common shares apply. Forfeited common shares will revert to us.

                  A committee, appointed by the Board of Directors, administers the plan. Except for an election for a calendar year in which a person first becomes an outside director, each election is effective for not less than one calendar year but may be made for additional calendar years subject to any limitation imposed by the committee at the time an election is made. A grant of common shares for multiple years of service will be equal to the value of the cash retainer and/or meeting fees earned during the number of years covered by the grant.

                           9.

                  Before delivery to outside directors, certificates issued by the outside director committee under the plan will be held by our Secretary for one year after the last date covered by the election under which the common shares were issued, or an earlier date determined by the outside director committee.

                  An outside director has only limited rights as a shareholder with respect to common shares subject to an election until the certificates representing those shares are issued. When a certificate is issued, the outside director will have the power to vote the common shares represented by the certificate on all matters presented to a vote of our shareholders and will be entitled to receive all dividends and other distributions declared or paid by us on those shares. An outside director will have no right to sell, pledge, encumber, or otherwise dispose of any common shares issued under the outside director plan during the time the certificates representing common shares are held by our Secretary, other than for transactions between the outside director and us or any of our directors or affiliates.

                  At present, a total of 30,573 common shares are registered under the outside director plan in the names of the participating director nominees. A total of 32,889 shares have been granted to participants in the outside director plan. Grants made under the previous outside director plan since its inception in 1989 total 102,402 common shares. During 2001, directors Dean, Hackett, Kling, McGinty, Odden, and Solso participated in the outside director plan.

                  No fees other than director fees are paid to directors for services rendered in that capacity. Directors who are our officers or officers of our subsidiaries do not receive any director fees.

                           10.

Executive Compensation and Other Information
--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation
--------------------------------------------------------------------------------

                  The following table provides certain summary information concerning compensation paid or accrued by us and our subsidiaries to or on behalf of our Chairman (we do not formally use the title of chief executive officer) and each of our four other most highly compensated executive officers for the fiscal years ended December 31, 1999, 2000 and 2001:

                                    SUMMARY COMPENSATION TABLE
                  --------------------------------------------------------------

                                                                                           Long-Term
                                                                                           Compensation     All Other
                                                              Annual Compensation(1,4)     Awards           Compensation(5,6,7)
                        -------------------------------------------------------------------------------------------------------
                        Name & Principal Position     Year     Salary(2)     Bonus(3)      Option/SAR(#)
                        -------------------------------------------------------------------------------------------------------
                        William I. Miller             2001     $480,667      $699,989         101,100              $5,100
                        Chairman                      2000      469,333       665,400          99,900               5,100
                                                      1999      440,000       644,855          49,600               3,840
                        -------------------------------------------------------------------------------------------------------
                        Robert H. Griffith            2001     $220,000      $852,503           4,600              $7,800(8)
                        President and CEO-Irwin       2000      158,333       142,808           3,400               7,400(8)
                        Mortgage Corporation          1999      130,000       115,022           2,100               7,400(8)
                        -------------------------------------------------------------------------------------------------------
                        John A. Nash                  2001     $324,000      $425,826          38,400              $5,100
                        President                     2000      316,667       313,096          41,500               5,100
                                                      1999      306,667       327,793          25,700               3,840
                        -------------------------------------------------------------------------------------------------------
                        Elena Delgado                 2001     $226,667      $278,589          12,700              $5,100
                        President-Irwin Home          2000      216,667       310,457           5,000               5,100
                        Equity Corporation            1999      193,333       195,911           4,000               2,484
                        -------------------------------------------------------------------------------------------------------
                        Thomas D. Washburn            2001     $246,667      $239,192          13,600              $5,100
                        Executive Vice President      2000      230,000       222,488          12,800               5,100
                                                      1999      203,333       196,164           9,700               3,382
                        -------------------------------------------------------------------------------------------------------

                1. Amounts other than salary are reported on an accrual basis.

                2. Includes amounts directed by the executive officer to be contributed on a pre-tax basis to our savings plans.

                3. Includes short-term bonus payments from us and certain
                   subsidiaries.

                4. With respect to each individual named in the Summary
                   Compensation Table there were no perquisites or other personal benefits, securities or property paid in the years shown which, in the aggregate, exceeded either $50,000 or 10% of the total of such individual's annual salary and bonus.

                5. Excludes for Messrs. Miller, Nash and Washburn benefits accrued under our supplemental retirement benefit plan. See "Supplemental Retirement Benefit Plan."

                6. Includes contributions by us or certain subsidiaries to qualified savings plans. (See Note 7.)

                7. Detailed information relevant to the "All Other Compensation"
                   column for 2001 in the Summary Compensation Table above is shown in the following table.

                8. Excludes compensation payable to Robert H. Griffith under the terms of the Irwin Mortgage Long-Term Incentive Plan disclosed elsewhere herein. See "Long-Term Incentive Plans."

                           11.

--------------------------------------------------------------------------------

                                                                                            Qualified
                                                    Name                                   Savings Plan
                        -------------------------------------------------------------------------------
                                                                                               2001
                        -------------------------------------------------------------------------------
                        William I. Miller                                                     $5,100
                        Robert H. Griffith                                                     7,800
                        John A. Nash                                                           5,100
                        Elena Delgado                                                          5,100
                        Thomas D. Washburn                                                     5,100
                        -------------------------------------------------------------------------------

Stock Options and Stock Appreciation Rights
--------------------------------------------------------------------------------
                  The following table contains information concerning the grant of stock options under our 1997 Stock Option Plan to each named executive officer during 2001:

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                                                Percent of
                                                                  Total
                                                               Options/SARs    Exercise                Grant Date Value
                                                 Options/       Granted to     of Base                 ----------------
                                                   SARs         Employees       Price     Expiration      Grant Date
                                Name            Granted(1)#   in Fiscal Year    ($/SH)       Date      Present Value(2)
                        -----------------------------------------------------------------------------------------------
                        William I. Miller         101,100          25.58%       $21.38    4/24/2011       $1,148,496
                        Robert H. Griffith          4,600           1.16         21.38    4/24/2011           52,256
                        John A. Nash               38,400           9.72         21.38    4/24/2011          436,224
                        Elena Delgado              12,700           3.21        23.425    8/29/2011          155,067
                        Thomas D. Washburn         13,600           3.44         21.38    4/24/2011          154,496
                        -----------------------------------------------------------------------------------------------

                1. All grants are subject to a vesting schedule where 25% of each grant is vested on the date of the grant and 25% of each grant vests on the anniversary date of each grant in each of the three years following the grant.

                2. For the options expiring 4/24/2011, total option values shown in the far right-hand column were derived using the Binomial option pricing model. Assumptions used in the valuation included an expected volatility factor of .40, an expected future dividend yield of .01, and a risk-free rate of return of .0526. The Binomial model suggests a valuation of $11.36 per share under these assumptions. The Black-Scholes option pricing model would suggest a valuation of $11.28 per share under these same assumptions. For the options expiring on 8/29/2011, assumptions used in the valuation include an expected volatility of .40, an expected future dividend yield of .01, and a risk free rate of return of .0481. Under these assumptions, the Binomial model suggests a valuation of $12.21 per share, and the Black-Scholes option pricing model suggests a valuation of $12.12 per share. The use of a single value as shown in the table above implies a precision to stock option valuation that we do not believe exists and that therefore may cause the above table to be misleading. Accordingly, there is no assurance that the value realized on the options, if any, will be at or near the value estimated by the Binomial option pricing model. Future compensation resulting from option grants is based solely upon the performance of our stock price.

                  In February 2002, options to purchase a total of 627,800 shares were granted under our 2001 Stock Plan, including 243,700 options granted to the named executive officers. The options are exercisable at a price of $15.65, which was the average of the closing bid and ask prices of our common stock reported immediately prior to the pricing of our common stock offering on February 14, 2002.

                           12.

Option/SAR Exercises and Holdings
--------------------------------------------------------------------------------

                  The following table provides information, with respect to each named executive officer, concerning the exercise of options and/or SARs during 2001 and unexercised options and SARs held as of the end of 2001:

                      AGGREGATED OPTIONS/SARS EXERCISED IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION/SAR VALUES

                        ---------------------------------------------------------------------------------------------------------
                                                 Shares
                                                Acquired                   Number of Unexercised
                                                   on                     Options/SARs at Fiscal         Value of Unexercised
                                                Exercise     Value               Year-End              In-the-Money Options/SARs
                                Name              (#)       Realized                (#)                  at Fiscal Year-End(1)
                        ---------------------------------------------------------------------------------------------------------
                                                                        Exercisable   Unexercisable   Exercisable   Unexercisable
                        ---------------------------------------------------------------------------------------------------------
                        William I. Miller        66,400    $1,314,886     278,825        138,175      $  905,676       $1,561
                        Robert H. Griffith        --           --           7,645          5,675           6,678           53
                        John A. Nash            127,200     2,581,550     215,825         55,975       1,216,487          648
                        Elena Delgado             --           --          11,675         13,025          10,016           78
                        Thomas D. Washburn       10,000       184,687      97,915         19,025         640,619          200
                        ---------------------------------------------------------------------------------------------------------

                1. The closing price of our common shares on December 31, 2001 was $17.00 per share.

Long-Term Incentive Plans
--------------------------------------------------------------------------------

                  The following table provides information concerning an award made during 2001 under the Irwin Mortgage Long-Term Incentive Plan to named executive officer Robert H. Griffith. The award represents an accrued liability. This award is performance-based, with targets established by the Board of Directors of Irwin Mortgage.

                       LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                              Number of
                                               Shares,           Performance or
                                               Units or        Other Period Until        Estimated Future Payouts
                                                Other            Maturation or          Under Non-Stock Price-Based
                               Name             Rights               Payout                   Plans ($ or #)
                        -------------------------------------------------------------------------------------------
                                                            Deferrable Compensation
                        Robert H. Griffith     $380,998     under Terms of the Plan              $380,998
                        -------------------------------------------------------------------------------------------

Pension Plans
--------------------------------------------------------------------------------

                  We and certain of our subsidiaries maintain a non-contributory qualified defined benefit Employees' Pension Plan. This plan provides for retirement benefits to most of the officers and employees of these companies. Under the provisions of this plan, participating companies will contribute assets sufficient to pay all benefits to plan participants. Contributions to this plan are actuarially determined to fund the current service cost on a current basis and to fund initial past service costs over a period of 30 years. Employees who have completed one year of service (1,000 hours worked during a 12-month period) are eligible for participation. Benefits vest after five years of credited service. In addition to

                           13.

                  benefits paid to retiring employees, death and deferred termination benefits are available to employees who meet certain conditions under this plan.

                  The table below shows the estimated annual benefits payable, based upon reasonable assumptions, under this plan as in effect on December 31, 2001. Basic wages considered for this plan are for the five consecutive plan years of highest compensation, and include basic compensation, commissions, and payments from short-term bonus plans. In accordance with
                  Section 401(a)(17) of the Internal Revenue Code of 1986 (IRC), basic wages above $170,000 are not used in the calculation of plan benefits.

                        --------------------------------------------------------------
                                                      Years of Service
                        --------------------------------------------------------------
                        Remuneration     15        20        25        30        35
                        --------------------------------------------------------------
                          $ 50,000     $11,000   $14,700   $18,300   $18,700   $19,200
                            75,000      18,300    24,400    30,500    31,700    33,000
                           100,000      25,600    34,200    42,700    44,700    46,800
                           215,000      32,900    43,900    54,900    57,700    60,600
                           150,000      40,200    53,700    67,100    70,700    74,400
                           175,000      46,100    61,500    76,800    81,100    85,500
                           200,000      46,100    61,500    76,800    81,100    85,500
                           225,000      46,100    61,500    76,800    81,100    85,500
                           250,000      46,100    61,500    76,800    81,100    85,500
                           275,000      46,100    61,500    76,800    81,100    85,500
                           300,000      46,100    61,500    76,800    81,100    85,500
                           350,000      46,100    61,500    76,800    81,100    85,500
                           400,000      46,100    61,500    76,800    81,100    85,500
                           450,000      46,100    61,500    76,800    81,100    85,500
                           500,000      46,100    61,500    76,800    81,100    85,500
                        --------------------------------------------------------------

                  The current years of service at December 31, 2001, for the individuals named in the compensation tables above, are as follows: Mr. Nash (35), Mr. Washburn (25), and Mr. Miller
                  (11). Mr. Griffith and Ms. Delgado are not covered by the Plan.

                  Benefits listed in the pension plan table are payable under various annuity options and are not subject to any deduction for Social Security or other offset amounts. This plan was amended effective January 1, 1994. For service after January 1, 1994, Mr. Washburn received an additional benefit accrual equal to 75% of his usual benefit. In 1999, Mr. Washburn received a one-time benefit accrual equal to 225% of his usual benefit. This increase brings Mr. Washburn into parity with other executives. For service after January 1, 1994, Mr. Miller received an additional benefit accrual equal to 75% of his usual benefit.

Supplemental Retirement Benefit Plan
--------------------------------------------------------------------------------

                  On May 19, 1992, the Board of Directors approved our Compensation Committee's recommendation to provide a supplemental executive retirement benefit to William I. Miller. A similar benefit was approved prior to 1992 for John
                  A. Nash. A similar benefit was implemented on January 1, 2000 for Thomas D. Washburn. The benefit provides the participants with an amount of company-provided benefits not provided under the pension plan because of the limitations imposed by Sections 415 and 401(a)(17) of the IRC. Criteria used to determine

                           14.

                  amounts payable under this benefit are the same as those used by our pension plan; that is, service with us, age at retirement, and earnings. Benefits are measured in the same manner as under the pension plan, using credited service with us. Method of payment of the supplemental benefit is a monthly annuity payable for life, with a guarantee of 180 payments.

                  The table below shows the estimated annual benefits payable, based upon reasonable assumptions, under this plan as in effect on December 31, 2001:

                        -------------------------------------------------------------------
                                                         Years of Service
                        -------------------------------------------------------------------
                        Remuneration      15         20         25         30         35
                        -------------------------------------------------------------------
                         $  170,000    $      0   $      0   $      0   $      0   $      0
                            200,000       8,800     11,700     14,700     15,600     16,500
                            275,000      30,700     40,900     51,200     54,600     58,000
                            350,000      52,600     70,200     87,800     93,600     99,400
                            425,000      74,600     99,400    124,300    132,600    140,800
                            500,000      96,500    128,700    160,900    171,600    182,300
                            575,000     118,500    157,900    197,500    210,600    223,700
                            650,000     140,400    187,200    234,000    249,600    265,200
                            725,000     162,300    216,400    270,600    288,600    306,600
                            800,000     184,300    245,700    307,200    327,600    348,000
                            875,000     206,200    274,900    343,700    366,600    389,500
                            950,000     228,100    304,200    380,300    405,600    430,900
                          1,025,000     250,100    333,400    416,800    444,600    472,300
                          1,100,000     272,000    362,700    453,400    483,600    513,800
                          1,175,000     294,000    391,900    490,000    522,600    555,200
                        -------------------------------------------------------------------

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

                  Members of the Committee are Ms. Dean, and Messrs. Goodrich and Kling. No member of the Compensation Committee of our Board of Directors was, during 2001, an officer or employee of us or any of our subsidiaries.

Board Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

                  Executive compensation is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee Director. Set forth below is a report submitted by Ms. Dean and Messrs. Goodrich and Kling in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 2001. The principal executive officer of the Corporation is the Chairman, Mr. William I. Miller.

I. Compensation Policy for Executive Officers
--------------------------------------------------------------------------------

                  The Compensation Committee believes that compensation plans make up only one element in our overall system of executive compensation. Furthermore, appropriate compensation policies are a necessary, but not sufficient, condition for achieving our goals. A good compensation system will not guarantee that we achieve our goals, but a poor system can result in those goals not being achieved.

                           15.

                  This interdependence requires that our compensation system align with our guiding philosophy (what we believe), our mission (what we want to be), and our strategy (what we want to do). Our guiding philosophy and the kinds of people needed to bring this alignment to life are the starting points for developing our philosophy and system of compensation.

                  Our executive compensation system focuses on the total compensation package of our top executives. Our objective is to correlate total compensation with our performance so that median performance relative to similar companies in our industry will produce median total compensation for individuals relative to comparable positions in peer companies. Likewise, inferior performance will produce below median compensation, and superior performance will produce above median compensation.

                  This approach requires that we start by defining the appropriate peer group, both for individual positions and the Corporation as a whole. For individual positions, this decision is based on the relative level and scope of responsibilities inherent in the position, and the talent and skills required for success.

                  The traditional measure for the scope of responsibilities in commercial banks and bank holding companies is asset size. Mortgage banking companies generally look at both loan closing volume and loan servicing size. Consumer finance companies consider origination volume. Our strategy is to enhance capital productivity, which is defined as generating proportionately larger streams of revenues and profits from a given capital and asset base. Asset growth in itself is not one of our strategic objectives, and our success is not defined only by asset size, loan volume, or servicing size. As a result, in calibrating the scope of responsibility of a given position, we look at comparable positions in other companies in multiple asset-size groups as well as peer companies defined by other measures (such as total market capitalization or revenues) when they are available.

                  Performance comparisons are generally made from the shareholders' perspective. That is, groups of companies are selected that may be seen as alternative investments by current and prospective investors. Even so, our most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group selected to compare shareholder returns. Thus, although there may be some overlap, the surveys selected for compensation review purposes do not contain information on the same companies as those found in the peer group indices in the Comparison of Five-Year Cumulative Total Return graph which follows this report.

                  All of our operating companies (including the Corporation as a separate entity) use multiple sources of both compensation and performance data because experience has shown that results can vary greatly from one survey to the next. In the case of compensation market data, the Compensation Committee is provided with multiple sources of data on each executive position reviewed. When available, the information is in the form of 25th percentile, median, and 75th percentile compensation. Four different market compensation comparisons were considered for the Chairman in 2001, including a proxy-based custom study conducted by the executive compensation consulting firm Towers Perrin.

                           16.

                  Historically, total compensation has been defined in surveys to include only base salary and the annual bonus. When reliable information on the present value of long-term grants is available, it is used as additional support for compensation decisions.

                  The percent of total compensation that is variable increases with the executive's position. This approach is consistent both with the individual's influence on results and his/her economic capacity to tolerate volatility in compensation levels.

                  In addition to information on the market level of compensation, members of the Compensation Committee review a summary of individual performance over the past year, including key accomplishments, strengths, and opportunities for improvement. They also may consider their own subjective assessments of an executive's performance and relative contribution to the organization.

II. The Elements of Executive Compensation and Corporate Performance
--------------------------------------------------------------------------------

                  There are three elements of Executive Compensation and Corporate Performance: Base Salary, Annual Short-Term Bonus, and Long-Term Incentives.

                  A. Base Salary

                  Base salary is important in achieving the goal of attracting and retaining qualified executives. Base salary is generally targeted to be at the median of similar positions in the industry. Exceptions may exist when a higher level of base salary would be required to attract or retain a uniquely qualified executive officer. In order to maintain the target position, annual increases are approximately equal to the median increases in the respective industries in which our operating companies compete unless the growth of the company warrants comparison with a larger peer group in that industry. The total base salary paid to the Chairman in 2001 was $480,667, up 2.4% from 2000.

                  B. Annual Short-Term Bonus

                  The annual bonus is the component that provides a variable current cash compensation reward for above median current performance. Each executive officer participating in the annual bonus plan has a target opportunity expressed as a percentage of base salary. We believe that this method, when combined with properly selected performance targets, rewards managers for making investments in future performance, valuing consistency, and managing risk.

                  Operating company presidents receive part of their target annual bonuses based upon the performance of their respective companies, and part based upon consolidated performance of the Corporation. Thus, they have financial incentives to achieve synergies between operating companies.

                  We believe that the best performance targets are those that are objectively and consistently measured, as well as easily understood by participants. The bonus plans of the Corporation and its operating companies include return on equity or

                           17.

                  a proxy for return on equity as a key performance measure. The Board of Directors approves specific performance targets each year for each operating company and the Corporation. The targets are based upon a variety of factors, including historical and expected industry performance, the estimated required rate of return by investors, and the prior year's budgeted and actual performance. Bonus payments begin at a threshold level and increase proportionately as performance increases.

                  The short-term bonus design included a mechanism to smooth the payment of amounts greater than twice target performance and less than threshold performance.

                  C. Long-Term Incentives

                  Long-term incentive plans supplement the incentive provided by annual bonus plans for building the value of the Corporation over the long term. Operating company heads may receive the majority of their long-term compensation based upon growth in the value of their subsidiary operating company. Certain holding company executive officers and some operating company executive officers are provided with long-term incentive compensation through grants of non-qualified stock options. Our existing stock option plans include the ability to grant Non-Qualified Stock Options, Stock Appreciation Rights and Incentive Stock Options. The 2001 stock plan also includes restricted stock and phantom stock.

III. Formulation of the Chairman's Compensation
--------------------------------------------------------------------------------

                  Mr. Miller's current compensation package includes a base salary of $484,000 plus an annual bonus at target performance of 60% of base salary or $290,400. As noted above, there is no single, clear measure of market compensation for executive positions in the Corporation. The Compensation Committee used four different market surveys for the Chairman's position in 2001. Based on these surveys, estimates of the 25th percentile, median, and 75th percentile points of total annual compensation were made.

                  Actual total cash compensation paid to Mr. Miller for 2001 was $1,180,656, up 4.0% from 2000. Even though a substantial portion of this amount is based upon our financial performance during the year, some of Mr. Miller's compensation is not tax deductible to the Company for 2001 under IRC Section 162(m).
                  Section 162(m) limits the tax deductibility of an executive's compensation in excess of $1 million unless certain criteria are satisfied.

                  For long-term incentive compensation purposes, Mr. Miller received an option grant of 101,100 shares in 2001 at an exercise price of $21.38 per share (representing the mean between the bid and ask closing prices on the grant date). Through employment of the Binomial option pricing model, we estimate that the present value of the 2001 options at grant date was $1,148,496. Due to his opportunity to participate in the Irwin Ventures LLC long-term compensation plan beginning in 2000, Mr. Miller's stock option grant was reduced by 5%. The Irwin Ventures plan pays participants only on occurrence of realized gains or losses by Irwin Ventures LLC. To date, there have been no payments to

                           18.

                  Mr. Miller under the terms of the Irwin Ventures plan. Mr. Miller has also received the following grants:
--------------------------------------------------------------------------------

                                                                               Number of
                                             Year                         Outstanding Options    Exercise Price
                        ---------------------------------------------------------------------------------------
                        2000                                                     99,900            $16.9700
                        1999                                                     49,600            $24.09375
                        1998                                                     28,020            $28.18750
                        1997                                                     42,180            $13.68750
                        1996                                                     41,400            $10.65625
                        1995                                                     54,800             $7.84375
                        ---------------------------------------------------------------------------------------

                  These seven grants are the only outstanding long-term grants for Mr. Miller.

                  Return on average equity for 2001 was 21.83%, compared to 20.83% in 2000. We believe that both returns are in the top quartile of peer performance. Total shareholder return (including dividends and price appreciation) was -18.75% for 2001 and 20.83% for 2000 for Irwin Financial. These returns compare to 12.97% in 2001 and 19.84% in 2000 for the Russell 2000 Financial Services Sector Index.

Comparison of Five-Year Cumulative Total Return
Irwin Financial Corporation, Russell 2000 & Russell 2000 Financial Services Sector*
--------------------------------------------------------------------------------
[Line Graph]

                                                                                                         RUSSELL 2000 FINANCIAL
                                                     IRWIN FINANCIAL              RUSSELL 2000               SERVICES SECTOR
                                                     ---------------              ------------           ----------------------
1996                                                       100                         100                         100
1997                                                       171                         122                         134
1998                                                       223                         120                         121
1999                                                       147                         145                         115
2000                                                       178                         141                         138
2001                                                       145                         144                         156

                * The Corporation is included in both the Russell 2000 and
                  Russell 2000 Financial Services indices.

                    Sally A. Dean       David W. Goodrich       William H. Kling

                           19.

Interest of Management in Certain Transactions
--------------------------------------------------------------------------------

                  Certain of our directors, officers and associates were customers of and had transactions with our subsidiaries in the ordinary course of business during the past year, including insurance services, corporate and personal trust services, and general commercial and mortgage banking business. Other transactions may be expected to take place between such persons and these subsidiaries. All outstanding loans and commitments included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                  Companies controlled by Irwin Miller, the Estate of Clementine
                  M. Tangeman, and William I. Miller purchased commercial paper from us from time to time. The maximum amount outstanding was $23,499,711 during 2001, $23,354,766 during 2000 and
                  $20,489,234 during 1999, and the amount outstanding was $11,123,183 at year end 2001, $5,735,119 at year end 2000 and
                  $15,594,192 at year end 1999. In the opinion of management, the rates paid by us on these commercial paper transactions were comparable to the prevailing rates for such transactions at the time of the respective transactions.

                  In addition to corporate and personal trust services and general banking business, companies owned or controlled by Mr. Irwin Miller and the Estate of Clementine M. Tangeman purchased insurance services (offered by a subsidiary of Irwin Union Bank and Trust, Irwin Union Insurance, Inc., to the companies and to the public, generally, as a regular service) for the sale of which Irwin Union Insurance, Inc. received gross commissions of approximately $1,165 in 2001, $20,721 in 2000 and $18,047 in 1999. The commissions paid were at the same rate as those prevailing on comparable sales to the general public.

                  We made payments totaling $53,200 in 2001, $51,000 in 2000 and $47,424 in 1999 to a company controlled by Mr. Irwin Miller and the Estate of Clementine M. Tangeman in exchange for the administrative and support services of an employee of such company. In the opinion of management, such payment was comparable to, or more favorable to us, than the cost of hiring an additional employee.

                  As part of our incentive compensation programs, we have provided certain key managers of our lines of business with minority interests in the subsidiaries they manage, including two of our executive officers -- Michael Taft, who heads our leasing line of business, and Elena Delgado, who heads our home equity lending line of business. Under our arrangements with Mr. Taft, he is entitled to a 5% minority interest in the common stock of our subsidiary Irwin Capital Holdings Corporation, the parent company of our leasing line of business.

                  We have entered into shareholder agreements with Irwin Home Equity and its minority common shareholders, including Elena Delgado. The shareholder agreements, together with the common shares of Irwin Home Equity held by these individuals, in effect provide them with a 10% aggregate interest -- and

                           20.

                  Ms. Delgado with a 5% interest -- net of our preferred interest, in the value of the home equity line of business.

                  Pursuant to the shareholder agreement with Ms. Delgado, as most recently amended in January 2001, Ms. Delgado's 5% interest in the common stock of Irwin Home Equity Corporation is subject to certain anti-dilution provisions. The agreement provides that in the event of Ms. Delgado's termination for "serious cause" (as defined in the agreement), all of her shares will be forfeited and transferred back to us. The agreement also provides that in the event that Ms. Delgado and Irwin Financial enter into an agreement whereby we agree to repurchase any or all of her shares, the purchase price of such shares shall be equal to the "Fair Market Value" of such shares, as determined initially by Irwin Home Equity's board of directors in accordance with the agreement. In the event of any disagreement with the initial valuation, the agreement sets forth a further appraisal process pursuant to which the Fair Market Value of the shares is to be finally determined by one or more additional qualified appraisers. All appraisals conducted in accordance with the agreement must take into account not only the value of the shares beneficially owned by Ms. Delgado in Irwin Home Equity, but also the value attributable to the home equity line of business segment of Irwin Union Bank and Trust. In connection with the reorganization of certain of our subsidiaries that hold residual assets from previous home equity securitizations, it is contemplated that the definition of Fair Market Value in the agreement will be amended to include, in addition to its existing components, the value of any such residual assets that continue to be owned by us but are no longer held directly or indirectly by Irwin Home Equity or Irwin Union Bank and Trust. In the event we propose to sell any of our shares of Irwin Home Equity, Ms. Delgado has certain "co-sale" rights under the agreement entitling her either to sell a pro rata portion of her Irwin Home Equity shares at the same time and to the same purchaser, or alternatively, to purchase from us a pro rata portion of the shares we have proposed to transfer, in each case on the same terms and conditions as our proposed sale.

                  In January 2002, we entered into loan agreements with four executives who are also minority shareholders of Irwin Home Equity, including Ms. Delgado. The principal amount of the loan made to Ms. Delgado is $1.025 million. The loan, which has a term of three years, bears interest at a rate of 2.710% compounded semiannually and is secured by a pledge of Ms. Delgado's ownership interest in the home equity line of business (including all her common shares of Irwin Home Equity and all rights under her shareholder agreement as well as any shares of capital stock of any other entity to which assets of Irwin Home Equity may be assigned or distributed from time to time in connection with the reorganization of this line of business). Amounts due on the loan are payable upon the earlier of maturity of the loan or Ms. Delgado's receipt of proceeds as the result of certain liquidity events.

                  In addition, as part of employment agreements and incentive arrangements currently being discussed with Irwin Home Equity management, we have proposed, subject to certain conditions, that we make certain tax "gross up" payments to the minority shareholders, including Ms. Delgado. Under the proposal, if certain conditions are met, the payments would occur if we or Irwin

                           21.

                  Home Equity purchased shares of Irwin Home Equity from the minority shareholders and they were required to treat any portion of their sale proceeds as ordinary income for tax purposes.

                  In connection with our effort to reduce the concentration of residual assets at the bank in light of the new regulatory capital rules, we are considering a reorganization of certain subsidiaries that hold residual assets from previous home equity securitization transactions. As part of this subsidiary reorganization, we are considering issuing a 10% minority interest in the common stock of a new subsidiary to the minority shareholders of Irwin Home Equity, including Ms. Delgado. Upon formation of the new subsidiary, it is anticipated that we would receive a preferred interest in an amount equal to the then current value of any residual assets we contribute to this subsidiary. To the extent we realize returns on the residual assets in excess of our liquidation preference, Ms. Delgado and the other minority shareholders would share proportionately with us as common shareholders in the excess return.

                  During 2001, Irwin Ventures entered into a management arrangement with certain members of senior management, including our Chairman, William I. Miller, and Executive Vice President, Thomas D. Washburn. Under the arrangement, participating individuals have a carried interest entitling them, in the aggregate, to up to 20% of the profits earned on venture investments made by Irwin Ventures. No amounts are currently accrued to the accounts of Messrs. Miller and Washburn under this carried interest arrangement. In addition, certain of our executive officers participate in a private fund organized to co-invest with Irwin Ventures. At the beginning of each calendar year, participants may elect to contribute to the fund a portion of their annual bonus to be received for that year, up to a current maximum limit of $25,000. At the election of each individual participant, we may make a matching contribution in the form of a non-recourse loan to fund up to 50% of the participant's annual investment in the co-investment fund. The aggregate amount of the annual investment is contributed to the fund effective January 1 following the year in which the election is made. To date, Messrs. Davis, Ehlinger, Griffith, Nash, Souza and Taft have made co-investments with Irwin Ventures through this fund totaling $220,000 and have elected to co-invest a total of an additional $210,000 during 2002. These amounts include non-recourse loans made to these individuals in the amount of $110,000 and commitments to loan an additional $105,000 to these individuals in 2002. These loans will bear interest at a rate not more than 2% over a prime rate we determine and are secured by a pledge of the participant's proportionate interest in the co-investments made during the applicable year.

                  Our executive officers have participated in an annual short-term bonus plan that we implemented in 1998. In general, provided the company meets or exceeds certain target levels of financial performance, the plan provides for payment of annual cash bonuses determined according to a formula based on specified percentages of the executive's base pay. Payment of a portion of these bonuses may be deferred. Deferred amounts were accrued and credited to accounts of the individual participants for future payouts under the plan. We are in the process of terminating the current plan and adopting a new plan, under which we will discontinue a feature that provides for mandatory deferral of a portion of a

                           22.

                  participant's bonus. Under the new plan, all amounts earned as a bonus and not deferred at the election of a participant will be paid annually and, except for any elective deferrals, no amount would be accrued for distribution in future years. We will distribute to current participants the balances of their mandatory deferrals. The aggregate deferred amounts payable to our executive officers are $1,209,145, including amounts payable to Messrs. Miller, Nash, Washburn and Griffith and Ms. Delgado equal to $238,378, $134,451, $78,383, $445,732 and
                  $97,178, respectively.

                  In 1998, we purchased a 12.5% interest in a Hawker 800 aircraft owned by Cummins Inc. Cummins also provides maintenance and flight services for the aircraft. We paid management fees of $46,805 in 2000 and 2001, and $53,300 in 1999 for our ownership interest. We paid $102,588 in 2001, $70,261 in 2000 and $92,776 in 1999 in operating costs to Cummins in connection with the aircraft. We also have a timeshare agreement with Cummins for the use of a substitute aircraft when the jointly-owned aircraft is undergoing major maintenance. The costs and terms associated with the ownership interest and operation of the aircraft were considered at least as favorable as other alternative aircraft arrangements. The costs charged under the timeshare agreement are those permitted by Federal Aviation Regulations. Chairman Miller is also a director of Cummins Inc. Mr. Solso, one of our directors, is Chairman, Chief Executive Officer and a director of Cummins Inc.

                  In 1979, Irwin Union Insurance, Inc., as an independent property/casualty insurance agency, was appointed to represent and offer property/casualty and liability products of The St. Paul Companies to its customers. Mr. Kling, one of our directors, is also a director of The St. Paul Companies. Irwin Union Insurance, Inc. received gross agency commissions of $77,261 in 2001, $68,694 in 2000 and $94,762 in 1999 from The
                  St. Paul Companies. Mr. Hackett, one of our directors, until the end of 2001, was a director of Meridian Insurance Group, Inc. Irwin Union Insurance, Inc. received gross agency commissions of $112,366 in 2001, $95,363 in 2000 and $122,758
                  in 1999 from Meridian Insurance Group, Inc.

Audit Committee Report
--------------------------------------------------------------------------------

                  The Audit Committee is composed of four independent directors and assists the Board of Directors in fulfilling its oversight responsibilities. A charter governs the purpose, composition and activities of the Audit Committee, and a copy of the charter is included in Appendix A. In assisting the Board of Directors, the Audit Committee has performed the following:

                  - Reviewed and discussed the audited financial statements with management;

                  - Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committees);

                  - Received the written disclosures and letter from the
                    independent accountants required by Independence Standards Board Standard No. 1 (Independence

                           23.

                    Discussion with Audit Committees), and has discussed with the auditors the auditors' independence.

                  Based on the reviews and discussion referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K and the Annual Report to Shareholders for the year ended December 31, 2001.

                  Audit Committee Members: John C. McGinty, Jr., Chairman; Sally
                  A. Dean; John T. Hackett; and Brenda J. Lauderback.

                  In addition to this statement, the fees paid to PricewaterhouseCoopers must also be disclosed in the proxy. Accordingly, the fees are reflected in the following section titled "Independent Public Accountants."

Independent Public Accountants
--------------------------------------------------------------------------------

                  PricewaterhouseCoopers LLP, certified public accountants, will audit the books and accounts of the Corporation for 2002. Each professional service performed by PricewaterhouseCoopers LLP during 2001 was reviewed and the possible effect of such services on the independence of the public accounting firm was considered by the Audit Committee. No member of the firm has any material interest, financial or otherwise, in us or any of our subsidiaries.

                  We have invited representatives of PricewaterhouseCoopers LLP to be present at the Annual Shareholders' Meeting. We expect the representatives will attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. See "Director Meetings and Committees" for information regarding our Audit Committee.

                  After the completion of our audit for the year 2000, we made a change in our selection of independent accountants. In June 2001, however, we decided to re-engage our previous independent accountants, PricewaterhouseCoopers LLP, as more fully explained below:

                  - On May 2, 2001, we dismissed PricewaterhouseCoopers LLP as our independent accountants.

                  - PricewaterhouseCoopers LLP reported on our financial
                    statements for the fiscal years December 31, 2000 and December 31, 1999.

                  - The report of PricewaterhouseCoopers LLP on our financial statements for the fiscal years ended December 31, 2000 and December 31, 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                  - Our Audit Committee recommended, and our Board of Directors approved, effective as of May 2, 2001, the decision to change independent accountants.

                  - In connection with its audits for the fiscal years ended
                    December 31, 2000 and December 31, 1999, and through May 2, 2001: (1) we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or

                           24.

                    practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the financial statements for such periods; and (2) there has been no matter that was the subject of a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

                  - Effective as of May 8, 2001, we engaged Deloitte & Touche
                    LLP as our new independent accountants to audit our financial statements. During our two most recent fiscal years ended December 31, 2000 and December 31, 1999, and through May 2, 2001, we did not consult with Deloitte & Touche LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on our financial statements or any matter that was the subject of a disagreement or reportable event with the former auditor.

                  - During its review of our financial statements for the first quarter of 2001, Deloitte & Touche LLP advised us that it did not agree with our accounting treatment under SFAS 125 for a portion of a securitization program that contained a recourse provision. We historically had delayed revenue recognition with respect to a portion of the securitization until the recourse provision had expired and our legal counsel rendered an opinion that such securitization would be treated as a sale by our special purpose subsidiary. We submitted this accounting issue for review to the staff of the Securities and Exchange Commission on May 31, 2001. After discussion with staff of the SEC, we determined and communicated to Deloitte & Touche LLP on June 20, 2001 that it was appropriate to account for our securitization programs consistent with our historical financial statements. Deloitte & Touche LLP was offered the opportunity to accept our position as to the treatment of our financial statements or to resign. On June 22, 2001, Deloitte & Touche LLP resigned as our independent accountants.

                  - Deloitte & Touche LLP has not, since its appointment by us on May 8, 2001, reported on any financial statements or reports filed on behalf of us;

                  - Our Audit Committee recommended, and our Board of Directors approved, effective as of June 26, 2001, the decision to change independent accountants;

                  - Since Deloitte & Touche LLP's engagement on May 8, 2001, we have had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference thereto in its reports on the financial statements for such period, except Deloitte & Touche LLP did not agree with (1) our position to delay recognizing a sale under SFAS 125 on a portion of a securitization program until the recourse provision related to such portion of the securitization program had expired and we had received a legal opinion that the securitization would be treated as a sale by our special purpose subsidiary, as more fully discussed above; and (2) our preliminary position to treat the stock plan for certain officers of our home equity line of business as a "fixed" plan for purposes of expense recognition rather than as a "variable"

                           25.

                    plan. On June 20, 2001, we confirmed to Deloitte & Touche LLP that we would account for the interest as a "variable" plan, consistent with its advice. No matter was the subject of a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

                  - We engaged PricewaterhouseCoopers LLP as our new independent accountants as of June 26, 2001. Prior to that date, we had engaged PricewaterhouseCoopers LLP as our independent accountants from 1987 through May 2, 2001.

                          -----------------------------------------------------------------------------
                                                                    FINANCIAL
                                                                   INFORMATION
                                                                SYSTEMS DESIGN AND
                                                                  IMPLEMENTATION            ALL OTHER
                                    AUDIT FEES                         FEES                   FEES
                          -----------------------------------------------------------------------------
                             Billed          Unbilled
                          -----------------------------------------------------------------------------
                            $697,809         $178,190                  -0 -                $667,302(1)
                          -----------------------------------------------------------------------------

                1. Includes $264,712 of fees related to common stock offering.

Voting Procedures
--------------------------------------------------------------------------------

                  Shareholders owning a majority of all the common shares outstanding must be present in person or represented by proxy in order to constitute a quorum for the transaction of business. Thus, approximately 13,767,011 shares will be required at the meeting for such quorum. The three nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing three-year term, as indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum but will not be counted as voting on any matter as to which a non-vote or abstention is indicated on the proxy.

Annual Report on Form 10-K
--------------------------------------------------------------------------------

                  We are providing all shareholders with a copy of our Annual Report on Form 10-K for 2001, together with all financial statements, schedules, and a list of the Exhibits filed with the Form 10-K. If any shareholder wishes a copy of the Exhibits filed with our Annual Report on Form 10-K, we will furnish the Exhibits without charge. All requests for copies should be in writing and directed to Gregory F. Ehlinger, Senior Vice President and Chief Financial Officer, Irwin Financial Corporation, P. O. Box 929, Columbus, Indiana 47202.

Deadline for Shareholder Proposals for the 2003 Annual Meeting
--------------------------------------------------------------------------------

                  As required by law, all proposals of our shareholders that are otherwise eligible for inclusion in our proxy material must be received at our principal executive offices, 500 Washington Street, Columbus, Indiana 47201, prior to December 2, 2002, in

                           26.

                  order for the proposals to be considered for inclusion in our proxy statement and form of proxy for the 2003 Annual Meeting.

Miscellaneous
--------------------------------------------------------------------------------

                  As of the date of this proxy statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the meeting other than the matters described in this proxy statement. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named in this proxy statement is nominated at the meeting for election as a director because a nominee named in this proxy statement is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of our Board of Directors.

                                                        MATT SOUZA, Secretary

                                                        March 29, 2002

                           27.

                                                                      Appendix A

                          IRWIN FINANCIAL CORPORATION
                            Audit Committee Charter

PURPOSE
--------------------------------------------------------------------------------

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to shareholders and others; reviewing the Corporation's system of internal control that management and the Board of Directors have established; and reviewing the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee derives its authority from the by-laws of Irwin Financial Corporation and is hereby given all resources and authority necessary to properly discharge its responsibilities. The Audit Committee's primary duties and responsibilities are to:

- Provide an open avenue of communication among management, the internal auditors, the independent accountants, and the Board of Directors.

- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

- Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below in the section titled "Duties and Responsibilities."

COMPOSITION
--------------------------------------------------------------------------------

The Audit Committee will be comprised of three or more directors. All members of the Committee will be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An independent director may not be an employee of the Corporation, a member of the immediate family of an executive officer of the Corporation, or otherwise associated with a major vendor to or customer of the Corporation. All members of the Committee will have a working familiarity with basic finance and accounting practices, such as the ability to read and understand fundamental financial statements, and at least one member of the Committee will have accounting or related financial management expertise.

Committee appointments and selection of the committee chairperson will be approved annually by the Governance Committee of the Board upon recommendation by the Chairman of the Board of Directors.

MEETINGS
--------------------------------------------------------------------------------

The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meeting and is authorized to receive any and all pertinent information from management as determined by the Committee. The Committee will meet with the independent accountants, management, and the director of internal auditing in separate executive sessions, as deemed necessary, to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, will discuss with the independent accountants and

                           28.

management any matters of the types described in the Statement of Auditing Standards No. 61, Communications with Audit Committees, which are identified in connection with the accountants reviews of the interim financial statements.

DUTIES AND RESPONSIBILITIES
--------------------------------------------------------------------------------

To fulfill its duties and responsibilities, the Audit Committee shall perform the following:

General
--------------------------------------------------------------------------------

- The Audit Committee will report its activities to the full Board of Directors on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

- The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants, or others it needs to assist in an investigation.

- The Committee will do whatever else the law, the company's charter or bylaws, or the Board of Directors may require or direct.

Engagement of Independent Accountants and Internal Auditor
--------------------------------------------------------------------------------

- The Audit Committee will review and recommend to the Board of Directors the appointment of the independent accountants and review and recommend to the Board of Directors the discharge of the independent accountants.

- The Audit Committee will oversee the independence of the independent accountants by reviewing all significant relationships the accountants have with the Corporation, including a review of management consulting services provided by the independent accountants and the fees paid for such services.

- The Audit Committee will review and concur, by majority vote, in the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing.

- The Committee will oversee the internal audit function. The Committee will provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

- The Audit Committee will consider, in consultation with the independent accountants and the director of internal auditing, the audit scope and plans prepared by the internal auditors and the independent accountants.

- The Audit Committee will request that the director of internal auditing and the independent accountants coordinate the internal and external audits of the Corporation in order to avoid duplication of efforts.

Review of Internal and External Audit Work, and the Quarterly and Annual Financial Statements
--------------------------------------------------------------------------------

- The Audit Committee will ascertain that the independent accountants view the Board of Directors as their client, that they will be available to the full Board at least annually, and that they will provide the committee with a timely analysis of significant financial reporting issues.

                           29.

- The Audit Committee will review the following with management, the director of internal audit and the independent accountants:

  a.) The adequacy of the company's risk management processes, including any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the company's code of conduct.

  b.) Management's responses indicating action taken or planned to address such weaknesses.

- The Audit Committee will review the following with management and the independent accountant:

  a.) The company's annual financial statements and related footnotes, as well as the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

  b.) The independent accountant's audit of and report on the financial statements.

  c.) The auditor's qualitative judgements about the quality, not just the acceptability, of accounting principles and financial disclosures.

  d.) Any serious difficulties or disputes with management encountered during the course of the audit.

  e.) Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

- The Audit Committee or its Chair will review with management and the independent accountant the quarterly Form 10-Q filings with the Securities and Exchange Commission prior to their submission.

- The Audit Committee will consider and review with management and the director of internal audit:

  a.) The quarterly report provided by the director of internal audit which summarizes audit activities during the period, including any significant findings concerning the Corporation's risk management, financial reporting or compliance systems, as well as management's responses to them.

  b.) The internal audit department's annual audit plan, staffing, and professional education of the internal audit staff for each calendar year.

  c.)  The internal audit department's policy statement.

Other Responsibilities
--------------------------------------------------------------------------------

- Review and update the Audit Committee Charter annually.

- Review with management the results of regulatory examinations of the Corporation and management's responses to such reports.

- Review the substance of legal and regulatory matters that may have a material effect on the Corporation's financial statements, including significant issues raised by internal or outside counsel concerning litigation, contingencies, claims, or assessments.

- The Committee will receive a briefing of changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission, or other regulatory bodies, that may have a material effect on the financial statements.

                           30.

                          Irwin Financial Corporation
                           Annual Shareholder Meeting
                      April 25, 2002 -- 4:00 p.m. (E.S.T.)
                         Holiday Inn Conference Center
                      2480 Jonathan Moore Pike (Route 46)

                              [MAP TO HOLIDAY INN]

                             [IRWIN FINANCIAL LOGO]

                                  DETACH HERE
 -------------------------------------------------------------------------------

                          IRWIN FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned does hereby nominate, constitute, and appoint John A. Nash and William I. Miller and each of them (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 25, 2002, at 4:00 p.m. (Columbus time), or at any adjournment of the meeting, and to vote all shares of the Corporation that the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of the meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at the meeting or at any adjournment of it, and the Proxies are directed to:

         (The Board of Directors recommends a VOTE FOR this proposal.)

(1) The election of the 3 directors listed below, whose terms of office shall expire as indicated.

        [ ]Vote FOR         [ ] or WITHHOLD AUTHORITY to vote for

      W. I. Miller (2005);    J. A. Nash (2005);    and T. M. Solso (2005)

 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

(2) Vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                                       (Continued on other side)

                                  DETACH HERE
 -------------------------------------------------------------------------------

                          (Continued from other side)

    This proxy will be voted as you specify on this proxy card. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF IT.

    The undersigned acknowledges receipt of notice of the meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for the meeting.

    This proxy may be revoked at any time prior to voting it.

                                              Dated -------------------- , 2002

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                                              Please sign exactly as name(s)
                                              appear(s) here.

                                              ----------------------------------
                                              (If there are two or more
                                              co-owners, all must sign.)

                                              Important: Please sign, date, and
                                              return this proxy promptly in the
                                              enclosed envelope. No postage
                                              required if mailed in the United
                                              States.)